Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-A

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                         March 15, 2006

                        RATING (S&P/Moodys/Fitch)           POOLFACTOR        PAY                  COUPON
TRANCHE    CURRENCY     ORIGINAL          CURRENT       ORIGINAL  CURRENT  FREQUENCY       BASIS           CURRENT
---------------------------------------------------------------------------------------------------------------------
Class A      USD      AAA /Aaa/AAA      AAA /Aaa/AAA      100%      100%    Monthly   1 Mth LIBOR 0.02%     4.59000%
Class B      USD         A/A1/A            A/A1/A         100%      100%    Monthly   1 Mth LIBOR 0.18%     4.75000%
Class C      USD      BBB/Baa2/NR       BBB/Baa2/NR       100%      100%    Monthly   1 Mth LIBOR 0.32%     4.89000%

           Scheduled start of Controlled Accumulation Period:    1 June, 2007
           Expected maturity:                                    15 December, 2008
           Legal final maturity:                                 15 December, 2010
           Structure:                                            Sr/sub Seq Pay
           Tax Election:                                         Debt
           Amort. Type:                                          Soft Bullet
           Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
           Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
           Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
           Trustee:                                              Bank of New York (The)
           Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance

Month end        Gross       Expense    Gross Charge       Excess        Excess     Transferor Interest
                Yield (%)    Rate (%)   Off Rate (%)      Spread (%)   Spread (%)            %           Min %
                                                                     Roll 1/4 Ave
28 Feb 2006      16.86%        5.09%           5.48%        6.29%         N/A              43.52%         6%
31 Jan 2006      18.43%        5.46%           5.77%        7.19%         N/A              44.22%         6%
31 Dec 2005      18.30%         N/A            5.77%         N/A          N/A              45.42%         6%

Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (Principal receivables which are 30 days or more past due)

                                    (% Pool)
             ------------------------------------------------------
Month end     30-59 days   60-89 days   90-179 days     180+ days     Total
---------     ----------   ----------   -----------     ---------     -----

28 Feb 2006      1.27%        0.92%         2.19%         3.07%       7.46%
31 Jan 2006      1.21%        0.88%         2.15%         2.93%       7.17%
31 Dec 2005      1.12%        0.88%         2.06%         2.82%       6.88%

Payment Rate

                  Payments                                  Pool balance
             ------------------------------                 ------------
Month End      Total ((pound)000)  Rate (%)                  (pound)000

28 Feb 2006        1,071,000        20.31%                    5,212,805
31 Jan 2006        1,239,187        23.00%                    5,272,903
31 Dec 2005        1,200,032        22.34%                    5,386,670

Average Actual Balance:                            (pound) 1,115

Number of Accounts:                                    4,677,142

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of March, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business